                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 28, 1996 accompanying the consolidated financial statements of Phoenix Network, Inc. and subsidiaries appearing in the 1995 Annual Report of the Company to its stockholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended December 31, 1995. We have issued our reports dated March 28, 1996 (except for note A, as to which the date is October 8, 1996) accompanying the consolidated financial statements and supplemental consolidated financial statements of Phoenix Network, Inc. and subsidiaries appearing in the Company's Form 8-K dated January 23, 1997. We have issued our reports dated March 6, 1996 accompanying the financial statements of Automated Communications, Inc. appearing in Phoenix Network, Inc.'s Form 8-K dated January 16, 1996 as amended April 1, 1996. We have issued our reports dated February 16, 1996 accompanying the consolidated financial statements of Americonnect, Inc. and subsidiaries appearing in Phoenix Network, Inc.'s Form 8-K dated October 8, 1996 as amended December 6, 1996, and Form 8-K dated January 23, 1997. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP

GRANT THORNTON LLP


San Francisco, California
January 31, 1997